STATE OF MINNESOTA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                                       OF
                                APA OPTICS, INC.


     Pursuant to the provisions of Minn. Stat. Sec. 302A.135, the following amendment to the Articles of Incorporation of APA OPTICS, INC., a Minnesota corporation, was approved and adopted pursuant to Minn. Stat. Chapter 302A.

     Paragraph 1.01 of Article 1 of the Articles of Incorporation of APA OPTICS, INC., is hereby amended in its entirety to read as follows:

          1.01 The name of this Corporation is APA ENTERPRISES, INC.

     I swear the foregoing is true and accurate and that I have the authority to sign these Articles of Amendment on behalf of the Corporation.



Dated: August 20, 2004           APA OPTICS, INC.
       ---------


                                 /s/ Anil K. Jain
                                 ---------------------------
                                 Anil K. Jain
                                 Its: President